As filed with the Securities and Exchange Commission on July 24, 2003

Registration No.  333-___________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE TALBOTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	41-1111318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Talbots Drive
Hingham, Massachusetts 02043
(Address, including zip code of registrant’s principal executive offices)

THE TALBOTS, INC. 2003 EXECUTIVE STOCK BASED INCENTIVE PLAN
(Full title of the Plan)

Edward L. Larsen
The Talbots, Inc.
One Talbots Drive
Hingham, Massachusetts 02043
(781) 741-7600
(Name, Address, and Telephone Number of Agent For Service)

With a Copy to:
Warren J. Casey, Esq.
Pitney, Hardin, Kipp & Szuch LLP
P.O. Box 1945
Morristown, New Jersey 07962-1945
(973) 966-6300

______________________________

CALCULATION OF REGISTRATION FEE

Title Of Securities	Amount To Be	Proposed Maximum Offering Price	Proposed Maximum Aggregate Offering	Amount Of
To Be Registered	Registered (1)	Per Share (2)	Price (2)	Registration Fee

Common Stock, par value $0.01 per share	7,000,000	$32.61	$228,270,000	$18,467.04
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(1)	Pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”) shares of Common Stock may be issuable pursuant to anti-dilution provisions of the Talbots, Inc. 2003 Executive Stock Based Incentive Plan (the “Plan”).

(2)	Estimated solely for the purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(c) and Rule 457(h) under the Securities Act based on the average high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on July 21, 2003.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended February 1, 2003 filed on April 22, 2003.

(b)	The Registrant’s Proxy Statement in connection with its 2003 Annual Meeting of Shareholders, filed on April 22, 2003.

(c)	The Registrant's Quarterly Report on Form 10-Q for the quarter ended May 3, 2003, filed on June 16, 2003.

(d)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s latest annual report.

(e)	The description of the Registrant’s Common Stock, $0.01 par value, contained in the Registrant’s Registration Statement on Form S-1 (No. 33-69082), which Registration Statement became effective November 18, 1993.

                         All documents filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, hereby are incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	Description of Securities

Not applicable.

ITEM 5.	Interests of Named Experts and Counsel

None.

ITEM 6.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Act permits the Registrant to indemnify officers, directors or employees against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement in connection with legal proceedings “if [as to any officer, director or employee] he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal act or proceeding, had no reasonable cause to believe his conduct was unlawful,” provided that with respect to actions by, or in the right of, the corporation against, such individuals, indemnification is not permitted as to any matter as to which such person “shall have been adjudged to be liable to the corporation, unless, and only to the extent that, the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.” Individuals who are successful in the defense of such action are entitled to indemnity for such expenses reasonably incurred in connection therewith.

Section 6.4 of Article VI of the By-laws of the Registrant provides in effect that the Registrant shall indemnify its directors, officers and employees to the extent permitted by Section 145 of the General Corporation Law of the State of Delaware.

The employment agreement between the Registrant and Arnold B. Zetcher provides for indemnification of Mr. Zetcher as an officer and director of the Registrant.

A policy of directors’ and officers’ liability insurance is maintained by the Registrant which indemnifies directors and officers for losses as a result of claims based upon certain acts or omissions as directors and officers of the Registrant.

ITEM 7.	Exemption from Registration Claimed

Not applicable.

ITEM 8.	Exhibits

5	Opinion of Pitney, Hardin, Kipp & Szuch LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Pitney, Hardin, Kipp & Szuch LLP (included in Exhibit 5 hereto)

24	Power of Attorney (set forth on signature page of the Registration Statement)

ITEM 9.	Undertakings

1.	The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

                         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and had duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the Town of Hingham, State of Massachusetts, on this 8th day of July, 2003.

THE TALBOTS, INC. By: EDWARD L. LARSEN —————————————— Name: Edward L. Larsen Title: Senior Vice President, Finance, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

                         Each person whose signature to the Registration Statement appears below hereby appoints Edward L. Larsen and Richard T. O’Connell, Jr., and each individually, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all subsequent amendments to the Registration Statement, which amendments may make such changes and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

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Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

ARNOLD B. ZETCHER —————————— Arnold B. Zetcher	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	July 10, 2003

EDWARD L. LARSEN —————————— Edward L. Larsen	Senior Vice President, Finance Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	July 10, 2003

TOSHIJI TOKIWA —————————— Toshiji Tokiwa	Director	July 10, 2003

PETER B. HAMILTON —————————— Peter B. Hamilton	Director	July 10, 2003

ELIZABETH T. KENNAN —————————— Elizabeth T. Kennan	Director	July 10, 2003

YOICHI KIMURA —————————— Yoichi Kimura	Director	July 10, 2003

MOTOYA OKADA —————————— Motoya Okada	Director	July 10, 2003

SUSAN M. SWAIN —————————— Susan M. Swain	Director	July 10, 2003

ISAO TSURUTA —————————— Isao Tsuruta	Director	July 10, 2003

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INDEX TO EXHIBITS

Exhibit No.	Description

5	Opinion of Pitney, Hardin, Kipp & Szuch LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Pitney, Hardin, Kipp & Szuch LLP (included in Exhibit 5 hereto)

24	Power of Attorney (set forth on signature page of the Registration Statement)

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